EXHIBIT 32

CERTIFICATIONS PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

I, Don R. Kania, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of FEI Company on Form 10-K for the annual period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ DON R. KANIA
Don R. Kania
President and Chief Executive Officer

February 26, 2007

I, Raymond A. Link, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of FEI Company on Form 10-K for the annual period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ RAYMOND A. LINK
Raymond A. Link
Executive Vice President and
Chief Financial Officer

February 26, 2007